Exhibit 3.441
[ILLEGIBLE]
ARTICLES OF INCORPORATION OF
DELTA WASTE CORP.
A FLORIDA CORPORATION
     The undersigned, acting as incorporator of a Florida corporation under the Florida Business Corporation Act, Chapter 607 of the Florida Statutes, hereby adopts the following Articles of Incorporation for such Corporation:
ARTICLE I
NAME
     The name of the Corporation is DELTA WASTE CORP.
ARTICLE II
PRINCIPAL OFFICE AND MAILING ADDRESS
     The address of the Corporation’s principal office is 3300 Northwest 27th Avenue, Pompano Beach, Florida 33069, and the mailing address of the Corporation is 3300 Northwest 27th Avenue, Pompano Beach, Florida 33069.
ARTICLE III
PURPOSE
     The Corporation is organized for the purpose of transacting any and all lawful business for which corporations may be incorporated under the laws of Florida.

ARTICLE IV
CAPITAL STOCK
     The Corporation is authorized to issue ten thousand (10,000) shares of common stock, One and 00/100 Dollar ($1.00) par value per share.
ARTICLE V
INITIAL REGISTERED AGENT AND OFFICE
     The name of the initial registered agent of the Corporation and the street address of the initial registered office of the Corporation are as follows:

Name	Address
Patrick F. Marzano	3300 Northwest 27th Avenue Pompano Beach, Florida 33069
ARTICLE VI
INITIAL BOARD OF DIRECTORS
     The Corporation shall have initially one director to hold office until the first annual meeting of shareholders and until his successor shall have been elected and qualified, or until his earlier resignation, removal from office or death. The number of directors may be either increased or decreased from time to time in accordance with the

Bylaws of the Corporation. The name and address of the initial director of the Corporation are:

Name	Address
Patrick F. Marzano	3300 Northwest 27th Avenue Pompano Beach, Florida 33069
ARTICLE VII
INCORPORATOR
     The name and address of the person signing these Articles are:

Name	Address
Patrick F. Marzano	3300 Northwest 27th Avenue Pompano Beach, Florida 33069
ARTICLE VIII
AMENDMENTS
     The power to amend these Articles of Incorporation in accordance with law is reserved to the shareholders. Any right conferred upon any shareholder by these Articles of Incorporation is subject to this reservation.
     IN WITNESS WHEREOF, the undersigned has executed these Articles of

Incorporation this 5 day of January, 1998.

/s/ Patrick F. Marzano
Patrick F. Marzano

INCORPORATOR
STATE OF FLORIDA       )
COUNTY OF BROWARD  )
     The foregoing instrument was acknowledged before me this 5 day of January, 1999, by Patrick F. Marzano, who is personally known to me or who has produced                      as identification and who did (did not) take an oath.

/s/ Louis P. Divita Name: LOUIS P. DIVITA Notary Public Serial No. CC590564
My Commission Expires:

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